UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2015

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	0-13089	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Hancock Plaza 2510 14th Street Gulfport, Mississippi	39501
(Address of principal executive offices)	(Zip Code)

(228) 868-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 2, 2015, Hancock Holding Company (“Hancock”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC as representative of the several underwriters named therein (collectively, the “Underwriters”), for the issuance and sale by Hancock of $150 million aggregate principal amount of Hancock’s 5.95% Subordinated Notes due 2045 (the “Notes”). Pursuant to the Underwriting Agreement, Hancock agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes from Hancock for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by Hancock. It also provides for customary indemnification by each of Hancock and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Notes have been registered under the Securities Act of 1933, as amended, pursuant to an automatic shelf registration statement on Form S-3 (Registration No. 333-202407), filed by Hancock with the Securities and Exchange Commission (the “SEC”) on March 2, 2015, as supplemented by a subsequently filed prospectus supplement also dated March 2, 2015 (together, the “Registration Statement”).

The Notes will be issued pursuant to an indenture to be entered into between Hancock and The Bank of New York Mellon Trust Company, N.A., as trustee at the closing of the sale of the Notes (the “Indenture”). The specific terms of the Notes will be set forth in the Indenture.

An application for listing the Notes has been filed with The NASDAQ Global Select Market and the Notes are expected to be listed for trading within 30 days after the date the Notes are first issued.

The above descriptions are qualified in their entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

In reviewing the agreement included as an exhibit to this report, please note that it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about Hancock or the other parties to the agreement. The agreement contains representations and warranties by one or more of the parties to the agreement. These representations and warranties have been made solely for the benefit of the other parties to the agreement and:

•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk among the parties if those statements prove to be inaccurate;

•	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures may not be reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Additional information about Hancock may be found elsewhere in the Registration Statement and Hancock’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Item 8.01	Other Events

On March 2, 2015, Hancock issued a press release announcing that it and the underwriters had priced an offering of $150 million principal aggregate amount of its 5.95% Subordinated Notes due 2045 following the close of trading on the date of the release. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements

This report includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of Hancock. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: Hancock’s failure to satisfy the conditions to the underwriters’ obligation to consummate the offering; the possibility that corporate developments could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in Hancock’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions that affect Hancock’s business; and other risks referenced from time to time in Hancock’s filings with the Securities and Exchange Commission. Closing of the transactions described above is dependent upon satisfaction of certain closing conditions set forth in the definitive underwriting agreement, and there is no assurance that such conditions will be fulfilled. There can be no assurances that the above-described transactions will be consummated on the terms described above or at all. You should be aware that new factors may emerge from time to time and it is not possible for Hancock to identify all such factors, nor can Hancock predict the impact of each such factor on its plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Hancock does not undertake any obligation to update any of its forward-looking statements for any reason.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and are incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

March 3, 2015	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 2, 2015, between Hancock Holding Company and the underwriters named therein.

99.1	Press release dated March 2, 2015 announcing pricing of debt offering.